UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2026

Trex Company Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Trex Way
Winchester, Virginia		22601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 540 542-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TREX	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leadership Transition

On February 24, 2026, the Board of Directors (the “Board”) of Trex Company, Inc. (the “Company”) approved the following changes, each of which will take place effective as of April 28, 2026:

•
Bryan H. Fairbanks will resign from his position as the Company’s President and Chief Executive Officer and as a director of the Board further to Mr. Fairbanks’ notice to the Board of his intention to so resign;
•
Adam D. Zambanini, age 49, currently the Company’s Executive Vice President and Chief Operating Officer, will succeed Mr. Fairbanks as President and Chief Executive Officer and will become a director of the Board; and

With the resignation of Mr. Fairbanks and the addition of Mr. Zambanini, the Board will continue to be comprised of ten members. Mr. Zambanini will join the Board on April 28, 2026 and his initial term as a director will expire at the Annual Meeting of Stockholders in 2027.

Mr. Fairbank’s decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Mr. Zambanini has served as our Executive Vice President & Chief Operating Officer since October 25, 2023. He previously served as President of Trex Residential Products between July 2018 and October 2023. Mr. Zambanini served as Vice President, Marketing between January 2011 and July 2018, and he served in a number of other roles at the Company between September 2005 and December 2010.

There are no arrangements or understandings between Mr. Fairbanks or Mr. Zambanini and any other persons pursuant to which either of them was appointed as an officer or director of the Company (other than arrangements or understandings with directors or officers of the Company acting solely in their capacities as such). There are also no family relationships between Mr. Fairbanks or Mr. Zambanini and any director or executive officer of the Company, and neither of them is party to or has any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Changes to Compensatory Arrangements

In connection with these leadership changes, the Board also approved the following changes to Mr. Zambanini’s compensation, to be effective as of April 28, 2026:

•
An increase in Mr. Zambanini’s annual salary to $900,000;
•
An increase in Mr. Zambanini’s target award under the Company’s Annual Incentive Plan to 110% of his base salary, prorated for the period of time that he spent in each role during 2026;
•
An increase in Mr. Zambanini’s target award under the Company’s Amended and Restated 2023 Stock Incentive Plan to 450% of his base salary;
•
The existing Change-in-Control Severance Agreement to which Mr. Zambanini is currently a party will be amended to include terms substantially similar to the Change-in-Control Severance Agreement between the Company and Mr. Fairbanks, a copy of which was filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ending December 31, 2022 filed on February 27, 2023 and the material terms of which were summarized in the Company’s Current Report on Form 8-K filed on February 25, 2020;
•
The existing Severance Agreement to which Mr. Zambanini is currently a party will be amended to include terms substantially similar to the Amended and Restated Severance Agreement between the Company and Mr. Fairbanks, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 4, 2025 and the material terms of which were summarized therein; and
•
Car allowance increased from $9,000 annually to $12,000 annually

As a non-independent member of the Board, Mr. Zambanini will not receive separate compensation for his service as a director.

Fairbanks Transition Agreement

With respect to Mr. Fairbanks, the Board approved the following:

Given the Company’s desire to retain the benefit of Mr. Fairbanks’ knowledge and experience for a transition period, on February 24, 2026, the Company entered into a Transition Agreement with Mr. Fairbanks whereby he will continue in his current role and actively support a smooth transition of responsibilities to Mr. Zambanini, the Company’s successor President and Chief Executive

Officer, until Mr. Zambanini assumes this role on April 28, 2026. Mr. Fairbanks will continue to report to the Board through April 27, 2026, unless terminated sooner (the “Separation Date”). The Company also has offered to retain Mr. Fairbanks as a consultant to the Company for a period of up to 12 months, commencing on the Separation Date, subject to the terms and conditions set forth in the Consulting Agreement.

Transition Period and Separation

From February 24, 2026 through April 27, 2026 (the “Transition Period”), Mr. Fairbanks will continue to receive his salary and remain eligible for the Company’s standard benefits, and he will remain eligible to receive his annual bonus earned under the Company’s annual bonus plan in respect of 2025 (the “2025 Bonus Plan”), with such bonus to be paid in March 2026 at the time such bonuses are ordinarily paid to participants under the terms of the 2025 Bonus Plan. During the Transition Period, Mr. Fairbanks will continue to vest in his outstanding equity awards under the Trex Company, Inc. 2014 Stock Incentive Plan and the Trex Company, Inc. Amended and Restated 2023 Stock Incentive Plan (together, the “Plans”). He will not be entitled to receive any annual bonus under the Company’s annual bonus plan for 2026 or any other awards under the Plans or under the Company’s other incentive programs.

On the Separation Date, provided that Mr. Fairbanks timely executes, delivers, and does not revoke a release, he will be eligible for subsidized COBRA benefits at the same premium costs as apply to active employees enrolled for the same coverage through December 31, 2026, and subsidized financial consulting services at the same rates provided by the Company prior to the Separation Date through the termination date of the Consulting Agreement.

Consulting Period

On the Separation Date, if Mr. Fairbanks enters into the Consulting Agreement, he will agree to be available to provide expert advice and services to the Company at the reasonable request of the Company’s then serving President and Chief Executive Officer (the “Services”). Unless the arrangement is sooner terminated by either party, Mr. Fairbanks will perform the Services until April 30, 2027 (the “Consulting Term”).

As full compensation for the Services, and provided that Mr. Fairbanks timely executes, delivers, and does not revoke a release, the Company will provide Mr. Fairbanks with cash compensation in the amount of sixteen thousand six hundred sixty six dollars ($16,666.00) per each full month during the Consulting Term, prorated for any partial month during the Consulting Term, and during the Consulting Term, Mr. Fairbanks will continue to vest in the portion of any outstanding equity awards under the Plans that Mr. Fairbanks holds as of the Separation Date (each such award an “Equity Award”), to the extent such Equity Awards are scheduled to vest during the Consulting Term. Additionally, at the end of the Consulting Term, all vested stock appreciation rights held by Mr. Fairbanks will retain their original expiration date. Any portion of any Equity Award that is unvested as of the end of the Consulting Term will be forfeited as of the end of the Consulting Term.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On February 24, 2026, the Company issued a press release announcing the matters described in Item 5.02. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Transition Agreement, dated February 24, 2026, by and between Bryan H. Fairbanks and Trex Company, Inc.

99.1	Press release dated February 24, 2026, announcing CEO Succession Plan.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Safe Harbor Statement

Statements contained in this Current Report on Form 8-K and the exhibit hereto that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The forward-looking statements in this Current

Report on Form 8-K and the exhibit hereto include expectations with respect to executive transition dates and compensation, among other items. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the Company’s control. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date:	February 24, 2026	By:	/S/ Prithvi S. Gandhi
Prithvi S. Gandhi Senior Vice President and Chief Financial Officer